REPORT OF
INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
                     ON
INTERNAL CONTROL



Board of Trustees
RNC Mutual Fund Group, Inc.
Los Angeles, California


In planning and performing our audit of
the financial statements of RNC Money
Market Fund and RNC Equity Fund, each
a series of RNC Mutual Fund Group, Inc., for the year ended September 30, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.   In fulfilling
this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related
costs of controls.   Generally, controls
that are relevant to an audit pertain to the
entity's objective of preparing financial
statements for external purposes that are
fairly presented in conformity with
accounting principles generally accepted
in the United States of America.   Those
controls include the safeguarding of
assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in any
internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control
would not necessarily disclose all matters
in internal control that might be material
weaknesses under standards established
by the American Institute of Certified
Public Accountants.   A material
weakness is a condition in which the
design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be material weaknesses, as defined above, as of September 30, 2002.

This report is intended solely for the
information and use of management and
the Board of Trustees of RNC Mutual
Fund Group, Inc. and the Securities and
Exchange Commission, and is not
intended to be and should not be used by anyone other than these specified parties.




Philadelphia, Pennsylvania
   TAIT, WELLER & BAKER
November 9, 2002